EXHIBIT 99.1

Magnolia Solar Presents at the 4th Annual NanoRenewable Energy Summit 2011 Conference in Colorado

Company Continues to Make Progress Toward Commercialization

WOBURN, MA and ALBANY, NY – October 26, 2011 -- Magnolia Solar Corporation (OTCBB: MGLT) (“Magnolia Solar”) announces that James Egerton, Vice President of Product Development of its wholly owned subsidiary, Magnolia Solar, Inc., presented progress on the Company’s nanostructure-based thin-film solar cells, as well as recent groundbreaking results on its nanostructured antireflection coatings, at the 4th Annual NanoRenewable Energy Summit 2011 Conference in Colorado on October 25.  The conference was held at the Colorado School of Mines and was organized in collaboration with the National Renewable Energy Laboratory (NREL) in Golden, Colorado.

Magnolia Solar recently announced that it has demonstrated solar cell devices that provide high-voltage performance compared to what is currently possible in single-junction solar cells. The Company has also demonstrated anti-reflection coating technology that reduces reflection losses and makes the solar cells operable in a wide range of conditions from dusk to dawn. This technology improves solar cell performance by capturing light energy that would otherwise be reflected in traditional solar cells during dusk and dawn. Magnolia is focused on demonstrating nanostructure-based solar cells that have much higher efficiency than is currently available, with the goal of reducing cost per watt. The Company has filed numerous patents to protect the technologies it has demonstrated.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated, “Magnolia is working on cutting-edge technology for high-efficiency nanostructure-based solar cells. This work is funded by the Air Force, NASA and NYSERDA. We also are benefiting from our presence at the Albany Nanotech facility, which provides us with a unique opportunity to take advantage of the infrastructure in place in the Capital region.”

Dr. Sood further stated, “Magnolia continues to add to its patent portfolio and is working on its patent-pending nanostructured anti-reflection coating technology as a candidate for near-term commercialization. This antireflection technology is designed to allow enhanced energy absorption from the sun and to increase solar cell efficiency throughout the day.  This technology has been funded by the Department of Defense and NYSERDA, and we continue to explore additional government funding to further demonstrate large area coverage for commercialization.”

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s patent-pending technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell’s efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

The Investor Relations Group
11 Stone St. 3rd Floor
New York, NY
212-825-3210
IR: Adam Holdsworth
PR: Enrique Briz
info@magnoliasolar.com

2